File No. 333-
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                ---------------
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER

                          THE SECURITIES ACT OF 1933
                                ---------------
                      Virginia Electric And Power Company
            (Exact name of registrant as specified in its charter)


              Virginia                              54-0418825
         (State Of Incorporation)     (I.R.S. Employer Identification No.)

                                ---------------
               701 E. Cary Street, Richmond, Virginia 23219-3932
                                (804) 771-3000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                ---------------
J. KENNERLY DAVIS, JR., Vice President-Finance and Administration, Treasurer and Corporate Secretary PHILIP W. NICHOLS, Coordinator-Finance Administration
                      Virginia Electric and Power Company
               701 E. Cary Street, Richmond, Virginia 23219-3932
                                (804) 771-3000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
                                ---------------
                                  Copies To:

            THOMAS F. FARRELL, II                  ROBERT L. BURRUS, JR.
    Virginia Electric and Power Company     McGuire, Woods, Battle & Boothe LLP
                701 E. Cary Street                    One James Center
        Richmond, Virginia 23219-3932             Richmond, Virginia 23219

Approximate date of commencement of proposed sale to the public: as soon as practicable after effectiveness.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]


If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]
                                ---------------
                        CALCULATION OF REGISTRATION FEE
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
                                         Amount           Proposed             Proposed
       Title of Each Class of            to be      Maximum Offering       MaximumAggregate       Amount of
    Securities to be Registered        Registered    Price Per Unit (1)   Offering Price (1)   Registration Fee
First and Refunding Mortgage Bonds
Senior Notes ...................... $375,000,000           100%          $375,000,000         $129,311 (2)
Senior Subordinated Notes .........

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(1) Exclusive of accrued interest and estimated solely for the purpose of calculating the registration fee.

(2) The appropriate registration fees were paid in connection with File No. 33-59581 and are being carried forward pursuant to Rule 429.

Pursuant to Rule 429 under the Securities Act of 1933, as amended, the Prospectus constituting a part of this Registration Statement also relates to $375,000,000 of the registrant's First and Refunding Mortgage Bonds registered for sale in a Registration Statement on Form S-3 (File No. 33-59581). This Registration Statement also constitutes Post-Effective Amendment No. 1 with respect to Registration Statement No. 33-59581 and such Post-Effective Amendment shall become effective concurrently with the effectiveness of this Registration Statement in accordance with Section 8(c) of the Securities Act of 1933.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
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

PROSPECTUS


                      VIRGINIA ELECTRIC AND POWER COMPANY

                                DEBT SECURITIES
                                 -------------
     Virginia Electric and Power Company (the Company) may offer, from time to time, up to $375,000,000 aggregate principal amount of Debt Securities, including its First and Refunding Mortgage Bonds (the Bonds), Senior Notes (the Senior Notes) or Senior Subordinated Notes (the Senior Subordinated Notes, and together with the Bonds and the Senior Notes, the Debt Securities) or any combination thereof in one or more series at prices and on terms to be determined at the time or times of sale. The Bonds will be issued under, and secured by, the Indenture of Mortgage that constitutes a lien on substantially all of the properties and franchises of the Company. See "Description of the Bonds." The Senior Notes and the Senior Subordinated Notes will be unsecured, and the indentures under which they are to be issued contain no limitations on the issuance by the Company of other indebtedness (whether secured or unsecured). The Senior Notes will rank equally and ratably with all other unsecured and unsubordinated indebtedness of the Company. The Senior Subordinated Notes will be subordinated to all Senior Indebtedness (as hereinafter defined) of the Company. Certain series of Senior Subordinated Notes may also be subordinated to other series of Senior Subordinated Notes. See "Description of the Senior Notes and Senior Subordinated Notes."


     For each offering of Bonds (the Offered Bonds), Senior Notes (the Offered Senior Notes) or Senior Subordinated Notes (the Offered Senior Subordinated Notes) (collectively, the Offered Securities) for which this Prospectus is being delivered, there will be an accompanying Prospectus Supplement (the Prospectus Supplement) that sets forth the specific designation, aggregate principal amount, maturity or maturities, rate or rates and times of payment of interest, sinking fund provisions, redemption terms and any other special terms of the Offered Securities, and any planned listing thereof on a securities exchange (although no assurance can be given as to the liquidity of, or the trading market for, any of the Offered Securities).


     The Company may sell the Offered Securities (a) to or through underwriters or dealers, (b) directly to a limited number of purchasers or to a single purchaser or (c) through agents. The names of any underwriters, dealers or agents involved in the distribution of the Offered Securities, any applicable discounts, commissions or allowances, any initial public offering price and the proceeds to the Company from the sale of the Offered Securities will be set forth in the Prospectus Supplement. See "Plan of Distribution" herein.

                                ---------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS
                              A CRIMINAL OFFENSE.

                                ---------------
                  THE DATE OF THIS PROSPECTUS IS     , 199 .

     NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR THE PROSPECTUS SUPPLEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS OR THE PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THEREOF OR THAT THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.


                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the Exchange Act), and in accordance therewith, files periodic and current reports, and other information with the Securities and Exchange Commission (the Commission). Such reports and other information filed by the Company can be inspected and copied at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at 7 World Trade Center, 13th Floor, Suite 1300, New York, New York 10048 and Citicorp Center, 14th Floor, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can also be obtained at prescribed rates by writing to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains a Worldwide Web site (address: http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. In addition, such reports and other information concerning the Company can be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

     The Company has filed with the Commission a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the Registration Statement) under the Securities Act of 1933, as amended (the Securities Act) with respect to the securities offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statement and the exhibits and the financial statements, notes and schedules filed as a part thereof or incorporated by reference therein, which may be inspected at the public reference facilities of the Commission, at the addresses set forth above. Statements made in this Prospectus concerning the contents of any documents referred to herein are not necessarily complete, and in each instance are qualified in all respects by reference to the copy of such document filed as an exhibit to the Registration Statement.


                      DOCUMENTS INCORPORATED BY REFERENCE

     The following documents filed by the Company with the Commission are incorporated in this Prospectus by reference as of their respective dates of filing and shall be deemed to be a part hereof:

     o The Company's Annual report on Form 10-K for the year ended December 31, 1996.

     o The Company's Current Report on Form 8-K, dated February 20, 1997.

     o The Company's Quarterly reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997.

     All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering made by this Prospectus and the accompanying Prospectus Supplement shall be deemed to be incorporated by reference in this Prospectus and to be made a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or in the accompanying Prospectus Supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM A COPY OF THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT HAS BEEN DELIVERED, UPON ORAL OR WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF ANY OR ALL OF THE DOCUMENTS REFERRED TO ABOVE WHICH HAVE BEEN OR MAY BE INCORPORATED BY REFERENCE IN THIS PROSPECTUS, OTHER THAN EXHIBITS TO SUCH DOCUMENTS, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE THEREIN. REQUESTS FOR COPIES OF SUCH DOCUMENTS SHOULD BE ADDRESSED TO CORPORATE SECRETARY, VIRGINIA ELECTRIC AND POWER COMPANY, P.O. BOX 26666, RICHMOND, VIRGINIA 23261-6666 (TELEPHONE NO. 804-771-3000).

                                  THE COMPANY

     The Company was incorporated in Virginia in 1909, and has its principal office at 701 E. Cary Street, Richmond, Virginia 23219-3932, telephone (804) 771-3000. The Company is a wholly owned subsidiary of Dominion Resources, Inc. (Dominion Resources).

     The Company is a regulated public utility engaged in the generation, purchase, transmission, distribution and sale of electric energy within a 30,000 square mile service area in Virginia and in northeastern North Carolina. It transacts business under the name Virginia Power in Virginia and under the name North Carolina Power in North Carolina. Its Virginia service area comprises about 65% of Virginia's total land area but accounts for over 80% of its population.


                      RATIO OF EARNINGS TO FIXED CHARGES



                                                                         Years
                                               ---------------------------------------------------------
                                                  1997        1996        1995        1994        1993
                                               ---------   ---------   ---------   ---------   ---------
Ratio of Earnings to Fixed Charges .........   3.21        3.13        2.99        3.20        3.36

     For purposes of this ratio (i) earnings consist of income from continuing operations before income taxes and fixed charges and (ii) fixed charges consist of all interest deductions and the interest component of rentals.


                                USE OF PROCEEDS

     Except as otherwise provided in the accompanying Prospectus Supplement, the proceeds from the sale of the Offered Securities will be added to the general funds of the Company and will be used to meet a portion of its capital requirements. Such requirements consist principally of construction, upgrading and maintenance expenditures and refunding of outstanding securities. Pending use by the Company, the Company will invest the net proceeds of the sale of the Offered Securities. For a more detailed discussion of the Company's capital requirements and its financing program, see BUSINESS --
CAPITAL REQUIREMENTS AND FINANCING PROGRAM and MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS in the Company's most recent Annual Report on Form 10-K (incorporated herein by reference).


                           DESCRIPTION OF THE BONDS

     The following description sets forth certain general terms and provisions of the Bonds to which any Prospectus Supplement will relate. The particular terms of the Bonds offered by any Prospectus Supplement will be described in such Prospectus Supplement.

     The Bonds will constitute one or more new series of the Company's First and Refunding Mortgage Bonds issued under an Indenture of Mortgage dated November 1, 1935, as supplemented and modified by eighty-five supplemental indentures and as to be supplemented by one or more additional supplemental indentures to be entered into in connection with each new series of Bonds. The Indenture of Mortgage and all such supplemental indentures are collectively referred to as the Mortgage. The Indenture of Mortgage, the eighty-five supplemental indentures and a form of supplemental indenture are Exhibits to the Registration Statement of which this Prospectus is a part. The Trustee under the Mortgage is The Chase Manhattan Bank (the Trustee).

     The statements herein concerning the Bonds and the Mortgage are merely descriptive and do not purport to be complete. They are qualified in their entirety by express reference to the cited Sections and Articles of the Mortgage. Terms defined in the Mortgage are used herein as so defined.


General

     Unless otherwise provided in the applicable Prospectus Supplement, the Bonds will be issuable only in fully registered form, without coupons, in denominations of $1,000 and integral multiples thereof and will be exchangeable for a like aggregate principal amount of Bonds of other authorized denominations of the same series. No charge will be made for any transfer or exchange of the Bonds, but the Company may require payment of a sum sufficient to cover any stamp tax or other governmental charge incident thereto. Transfers and exchanges of the Bonds may be made at The Chase Manhattan Bank, 55 Water Street, New York, New York 10041.

Interest, Maturity and Payment

     The Bonds will bear interest from their issue date at the rate shown in the Prospectus Supplement relating thereto, payable semiannually on the interest payment dates shown in such Prospectus Supplement. The Bonds will mature on the date shown in the accompanying Prospectus Supplement. Interest will be paid to the persons in whose names the Bonds are registered at the close of business on the 15th day (whether or not a business day) of the calendar month next preceding the interest payment date, except for defaulted interest and except for unmatured accrued interest on Bonds called for redemption on a date other than an interest payment date. Principal of, premium, if any, and interest on the Bonds are payable at the office or agency of the Trustee in New York City.

     Reference is made to the Prospectus Supplement relating to a particular series of the Bonds offered thereby for the following terms of that series of
Bonds: (i) its specific designation, (ii) the aggregate principal amount; (iii) the date or dates on which the series will mature, (iv) the rate per annum at which the series will bear interest, (v) if applicable, the date or dates after which and the price or prices at which such series may, pursuant to any optional or mandatory redemption provisions, be redeemed at the option of the Company or of the holder thereof and the other terms and provisions of such optional or mandatory redemption and (vi) any other special terms.


Security and Priority

     The Bonds are to be secured, together with all other bonds now or hereafter issued under the Mortgage, by a direct lien on all public utility property now or hereafter owned by the Company but subject to the operation of the release provisions (which in effect permit the disposition of all property in excess of the amount used under the Mortgage). Prior lien debt on after-acquired property may be extended or refunded under the same lien until property is certified under the Mortgage, but not thereafter except upon consent of the holders of 60% in the amount of the bonds issued and outstanding under the Mortgage. (See Sections 4.03 and 4.07.) There are excepted from the lien all cash, securities, accounts receivable, agreements, leases, materials and supplies, automotive equipment, timber, coal and other minerals under the mortgaged land, and certain other assets. (See Preamble to the Mortgage, Part VIII and Fourteenth Supplemental Indenture, Part VI.) In case of a merger, consolidation or sale of substantially all of the assets of the Company, the lien may be limited to the system of the Company at that time. (See Sections 8.02, 8.03 and 8.04.)

     The lien of the Mortgage is, subject to due recording and filing, a first lien junior only to (i) statutory liens and equitable priorities for taxes, services, materials and supplies and (ii) pre-existing liens on after-acquired property.

     Other than the security afforded by the lien of the Mortgage and described under the "Description of the Bonds" herein, there are no provisions of the Mortgage which afford holders of the Bonds protection in the event of a highly leveraged transaction involving the Company. Such a transaction would require regulatory approval, however, and management of the Company believes such approval would be unlikely in a transaction that would result in the Company having a highly leveraged capital structure.


Issuance of Additional Bonds

     Additional bonds of any series may be issued from time to time without limit in aggregate amount, but not in excess of the amount authorized by the Company's stockholder (currently $5 billion), on the following bases:

      1. Up to 60% of the net amount of additional property certified under
   Section 2.03 and subject to no senior lien except permitted liens and liens securing refundable debt, but only if net earnings (in 12 consecutive months within the 15 next previous months), after depreciation but before income taxes, are at least twice the annual interest charges on all bonds then outstanding or applied for and any indebtedness secured by senior liens. But no more than 20% of total net earnings may be from nonoperating income, principally Allowance for Funds Used During Construction, and the aggregate of maintenance and repairs and depreciation shall be not less than 15% of total operating revenues (less (i) the cost of electricity purchased for resale and (ii) rentals paid by the Company for electric properties) for such period. Refundable debt may not exceed 60% of the property securing it or 15% of the bonds outstanding or issuable and is deducted from the amount of bonds otherwise issuable. (See Sections 2.02, 2.03, 2.08, 2.09 and 4.16.)

      2. Up to the amount of bonds or refundable debt retired (unless from certain funds). (See Sections 2.02, 2.04, 2.05, 2.08 and 2.09.)

      3. Up to the amount of cash deposited for the purpose, but only if net earnings are as required in 1 above. The cash may be withdrawn in the amount of the bonds issuable as shown in 1 and 2 above, without regard to earnings. This is the only restriction on the disposition of proceeds of additional bonds. (See Sections 2.02, 2.06 and 2.07.)

     The Bonds will be issued on the basis set forth in 1 or 2 above.


Release and Substitution of Security

     Property may be released upon filing a Credit Certificate or upon depositing cash in the amount of its value (which then may be withdrawn upon filing a Credit Certificate). The Credit Certificate supplies evidence, between formal certifications under Section 2.03, that credits previously established on the basis of property acquisition or bonds or refundable debt retirement have not been exhausted by showing that the retirements not yet certified are less than the balance of such credits that would remain unused after the action then sought (including in such credits the amount of additional property not formally certified and the amount of release moneys, etc., then held by the Trustee). Instead of cash, purchase money bonds or bonds of the United States or any State or a political subdivision thereof may be deposited. Special provisions are made for property and cash subject to senior liens and for refundable debt held in pledge. (See Section 2.09(q), Article 5 and Article 6.)



Modification

     With the consent of the holders of 75% in amount of all bonds issued and outstanding under the Mortgage (including at least 60% in amount of each affected series), any default may be waived except for a default in the payment of principal or interest at their due dates and the Mortgage may be changed in any way except to extend the due dates of principal or interest or reduce the amount of principal, interest or premium, if any. (See Section 7.24 and Article 14.)


Default and Action by the Trustee

     An event of default includes default in payment of principal of any series of bonds issued under the Mortgage, continuous default for 90 days in payment of interest on any series of such bonds (except that such default need only continue for 30 days in the case of certain series), default for 90 days after notice in the performance of any other covenant in the Mortgage and the occurrence of certain bankruptcy-related events. (See Section 7.01.) During an event of default, the Trustee must use the same degree of care and skill as a prudent man in the conduct of his own affairs. Subject to that standard, a majority in amount of bonds issued under the Mortgage is necessary to require the Trustee to take action, and the Trustee is entitled first to be indemnified to its satisfaction. (See Section 7.20 and Third Supplemental Indenture Sections 7.02 and 7.03.) The Company is required to report annually to the Trustee that it is not in default under the Mortgage. (See Third Supplemental Indenture Section 6.03.)


Listing

     The Bonds will not be listed on any national or regional securities exchange.


         DESCRIPTION OF THE SENIOR NOTES AND SENIOR SUBORDINATED NOTES

     The Senior Notes and Senior Subordinated Notes will constitute either senior or subordinated unsecured debt of the Company and will be issued in one or more series under (i) an indenture (the Senior Indenture) for Senior Notes or (ii) an indenture (the Senior Subordinated Indenture) for Senior Subordinated Notes. The Senior Indenture and the Senior Subordinated Indenture (collectively, the Indentures) are to be dated as of the date of first issue of Senior Notes or Senior Subordinated Notes, as the case may be, and are to be entered into between the Company and The Chase Manhattan Bank, as Trustee (the Trustee). Forms of the Indentures are filed as exhibits to the Registration Statement of which this Prospectus is a part. The statements under this heading do not purport to be complete and are subject to the detailed provisions of, and are qualified in their entirety by reference to, the applicable Indenture or Indentures and are summaries which make use of terms defined in one or both Indentures.


General

     Neither Indenture limits the aggregate principal amount of the Senior Notes or Senior Subordinated Notes issuable thereunder or of any particular series of Senior Notes or Senior Subordinated Notes. The Senior Notes and Senior Subordinated Notes of any series need not be issued at the same time or bear interest at the same rate or mature on the same date. Reference is made to the Prospectus Supplement for the following terms of any particular series of Offered Senior Notes or Offered Senior Subordinated Notes (collectively, the Offered Securities): (i) the title of such Senior Notes or Senior Subordinated Notes; (ii) any limit on the aggregate principal amount of such Senior Notes or Senior Subordinated Notes or the series of which they are a part; (iii) the date or dates on which the principal of any of such Senior Notes or Senior Subordinated Notes will be payable or the method by which such date or dates will be determined; (iv) the rate or rates at which any of such Senior Notes or Senior Subordinated Notes will bear interest, if any, or the method by which such rate or rates will be determined, and the date or dates from which any such interest will accrue; (v) the Interest Payment Dates on which any such interest will be payable and the Regular Record Date, if any, for any such interest payable on any Interest Payment Date; (vi) if applicable, whether the interest payment periods may be extended by the Company and, if so, the duration of any such extension; (vii) the place or places where the principal of and any premium and interest on any of such Senior Notes or Senior Subordinated Notes will be payable; (viii) the obligation, if any, of the Company to redeem or purchase any of such Senior Notes or Senior Subordinated Notes pursuant to any sinking fund, purchase fund or analogous provision or at the option of the Holder thereof and the terms and conditions on which any of such Senior Notes or Senior Subordinated Notes may be redeemed or purchased pursuant to such obligation; (ix) the denominations in which any of such Senior Notes or Senior Subordinated Notes will be issuable, if other than denominations of $1,000 or any integral multiple thereof; (x) the terms and conditions, if any, on which any of such Senior Notes or Senior Subordinated Notes may be redeemed at the option of the Company; (xi) if applicable, the fact that the terms of the applicable Indenture which are described below under the caption "Defeasance and Covenant Defeasance" will not apply to any of such Senior Notes or Senior Subordinated Notes; (xii) the currency, currencies or currency units in which the principal of and any premium and interest on any of such Senior Notes or Senior Subordinated Notes will be payable, if other than U.S. dollars, and the manner of determining the equivalent thereof in U.S. dollars for any purpose; (xiii) the portion of the principal amount of any of such Senior Notes or Senior Subordinated Notes that will be payable upon declaration of acceleration of the Maturity thereof, if other than the entire principal amount thereof; (xiv) whether any of such Senior Notes or Senior Subordinated Notes will be issuable in whole or in part in the form of one or more Global Securities and, if so, the identity of the depositary (the Depositary) for any such Global Security and any provisions regarding the transfer, exchange or legending of any such Global Security if different from those described below under the caption Global Securities; (xv) any addition to, change in or deletion from the Events of Default or covenants provided for with respect to any of such Senior Notes or Senior Subordinated Notes and any change in the right of the Trustee or the Holders to declare the principal amount of any of such Senior Notes or Senior Subordinated Notes due and payable; (xvi) any index or formula used to determine the amount of principal of or any premium or interest on any of such Senior Notes or Senior Subordinated Notes and the manner of determining any such amounts; (xvii) if the principal amount payable at the Stated Maturity of any of such Senior Notes or Senior Subordinated Notes will not be determinable as of any one or more dates prior to the Stated Maturity, the amount which will be deemed to be such principal amount as of any such date for any purpose, including the principal amount thereof which will be due and payable upon any Maturity other than the Stated Maturity (or the manner of determining any such deemed principal amount); (xviii) the subordination of such Senior Notes or Senior Subordinated Notes to any other indebtedness of the Company, including other series of Senior Subordinated Notes (for series of Senior Subordinated Notes only); and
(xix) any other terms of such Senior Notes or Senior Subordinated Notes.

     Unless otherwise indicated in the Prospectus Supplement relating thereto, the Senior Notes or Senior Subordinated Notes will be issued only in fully registered certificated or book-entry form, without coupons, in denominations of $1,000 or any integral multiple thereof. Notes issued in book-entry form will be represented by certificates deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary's nominee. No service charge will be made for any registration of transfer or exchange of Senior Notes or Senior Subordinated Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Unless otherwise indicated in the Prospectus Supplement relating thereto, the principal of and any premium and interest on the Offered Debt Securities will be payable, and the Offered Debt Securities will be exchangeable and transfers thereof will be registrable, at The Chase Manhattan Bank, 55 Water Street, New York, New York 10041 and payment of any interest due on any Offered Debt Security will be made to the Person in whose name such Offered Debt Security is registered at the close of business on the Regular Record Date for such interest.

     If the Senior Notes or Senior Subordinated Notes of any series (or any series and specified tenor) are to be redeemed, the Company will not be required to (i) issue, register the transfer of, or exchange any Senior Note or Senior Subordinated Note of that series (or of that series and specified tenor, as the case may be) during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such Debt Security that may be selected for redemption and ending at the close of business on the day of such mailing or (ii) register the transfer of or exchange any Debt Security so selected for redemption, in whole or in part, except the unredeemed portion of any such Debt Security being redeemed in part.


     Senior Notes or Senior Subordinated Notes, including Original Issue Discount Securities, may be offered and sold at a substantial discount below their principal amount. Special Federal income tax and other considerations, if any, applicable thereto will be described in the applicable Prospectus Supplement.

     Except as otherwise described in the applicable Prospectus Supplement, the covenants contained in either Indenture would not afford any Holders of Senior Notes or Senior Subordinated Notes issued thereunder protection in the event of a highly leveraged transaction involving the Company. Such a transaction would require regulatory approval, however, and management of the Company believes such approval would be unlikely in a transaction that would result in the Company having a highly leveraged capital structure.


Global Securities

     Some or all of the Senior Notes or Senior Subordinated Notes of a series may be represented in whole or in part by one or more Global Securities that will be deposited with or on behalf of one or more Depositaries.

     The specific terms of the depositary arrangement with respect to any Senior Notes or Senior Subordinated Notes of a series will be described in the Prospectus Supplement relating thereto. The Company anticipates that the following provisions will apply to all depositary arrangements.

     Unless otherwise specified in the related Prospectus Supplement, Senior Notes or Senior Subordinated Notes which are to be represented by a Global Security to be deposited with or on behalf of a Depositary will be represented by a Global Security registered in the name of such Depositary or its nominee. Upon the issuance of a Global Security in registered form, the Depositary for such Global Security will credit, on its book-entry registration and transfer system, the respective principal amounts of the Senior Notes or Senior Subordinated Notes represented by such Global Security to the accounts of institutions that have accounts with such Depositary or its nominee (Participants). The accounts to be credited will be designated by the underwriters or agents of such Senior Notes or Senior Subordinated Notes or by the Company, if such Senior Notes or Senior Subordinated Notes are offered and sold directly by the Company. Ownership of beneficial interests in such Global Securities will be limited to Participants or persons that may hold interests through Participants. Ownership of beneficial interests by participants in such Global Securities will be shown on, and the transfer of any such ownership interest will be effected only through, records maintained by the Depositary or its nominee for such Global Security. Ownership of beneficial interests in Global Securities by persons that hold through Participants will be effected only through records maintained by such Participants. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Security.

     So long as the Depositary for a Global Security, or its nominee, is the registered owner of such Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or Holder of the Senior Notes or Senior Subordinated Notes represented by such Global Security for all purposes under the applicable Indenture. Except as set forth below, owners of beneficial interests in the Global Security will not be entitled to have the Senior Notes or Senior Subordinated Notes represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of the Senior Notes or Senior Subordinated Notes in definitive form and will not be considered the owners or Holders thereof under the applicable Indenture.

     Payment of principal of and any premium and interest on Senior Notes or Senior Subordinated Notes registered in the name of or held by a Depositary or its nominee will be made in immediately available funds to the Depositary or its nominee, as the case may be, as the registered owner or the Holder of the Global Security representing such Senior Notes or Senior Subordinated Notes. None of the Company, the Trustee, any Paying Agent or the Security Registrar for such Senior Notes or Senior Subordinated Notes will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in a Global Security for such Senior Notes or Senior Subordinated Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     The Company expects that a Depositary for Senior Notes or Senior Subordinated Notes of a series, upon receipt of any payment of principal or any premium or interest in respect of a Global Security, will credit immediately Participants' accounts with payment in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security as shown on the records of such Depositary. The Company also expects that payments by Participants to owners of beneficial interests in such Global Security held through such Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name", and will be the responsibility of such Participants.

     A Global Security may not be transferred in whole or in part except by the Depositary for such Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. If a Depositary for Senior Notes or Senior Subordinated Notes of a series is at any time unwilling or unable to continue as

Depositary and a successor Depositary is not appointed by the Company within 90 days, the Company will issue Senior Notes or Senior Subordinated Notes in definitive registered form in exchange for the Global Security or Global Securities representing such Senior Notes or Senior Subordinated Notes. In addition, the Company may at any time determine not to have any Senior Notes or Senior Subordinated Notes represented by one or more Global Securities and, in such event, will issue Senior Notes or Senior Subordinated Notes in definitive registered form in exchange for the Global Securities representing such Senior Notes or Senior Subordinated Notes. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery in definitive form of Senior Notes or Senior Subordinated Notes of the series represented by such Global Security equal in principal amount to such beneficial interest and to have such Senior Notes or Senior Subordinated Notes registered in its name.


Redemption

     Any terms and conditions for the optional or mandatory redemption of any Offered Debt Securities will be set forth in the applicable Prospectus Supplement. Except as otherwise provided in the applicable Prospectus Supplement with respect to Senior Notes or Senior Subordinated Notes that are redeemable at the option of the Holder, Senior Notes or Senior Subordinated Notes will be redeemable by the Company, subject to the subsequent sentence, only upon notice mailed not less than 30 nor more than 60 days prior to the date fixed for redemption. With certain exceptions, a notice of redemption at the option of the Company may state that such redemption will be conditional upon receipt by the Trustee or any applicable Paying Agent or Agents, on or prior to the date fixed for such redemption, of money sufficient to pay the principal of and any premium and interest on such Senior Notes or Senior Subordinated Notes and that if such money has not been so received, such notice will be of no force and effect and the Company will not be required to redeem such Senior Notes or Senior Subordinated Notes.


Consolidation, Merger, etc.

     Each Indenture provides that the Company may, without the consent of any Holders of the Senior Notes or Senior Subordinated Notes Outstanding thereunder, consolidate or merge with or into any other Person or Persons, or convey or transfer its properties and assets as an entirety or substantially as an entirety to any Person, provided that the successor Person, if any, assumes by a supplemental indenture the Company's obligations under such Indenture and such Senior Notes or Senior Subordinated Notes and the Company delivers an Officers' Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent in such Indenture relating to the transaction have been complied with. Upon the assumption by the successor Person of the Company's obligations under the applicable Indenture and the Senior Notes or Senior Subordinated Notes issued thereunder, and the satisfaction of any other condition precedent provided for in such Indenture, the successor Person will succeed to and be substituted for the Company under such Indenture and the Company will be relieved of its obligations under such Indenture and the Senior Notes or Senior Subordinated Notes issued thereunder.


Amendments of Indenture; Waiver

     Each Indenture provides that modifications and amendments thereof may be made by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Senior Notes or Outstanding Senior Subordinated Notes of each series affected thereby; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Senior Note or Outstanding Senior Subordinated Note affected thereby, (a) change the Stated Maturity of the principal of, or any instalment of principal of or interest on, any Senior Note or Senior Subordinated Note; (b) reduce the principal amount of or any premium or the rate of interest on any Senior Note or Senior Subordinated Note or reduce the amount of principal of any Original Issue Discount Security or any other Senior Note or Senior Subordinated Note which would be due and payable upon acceleration of the Maturity thereof; (c) change the place of payment of principal of or any premium or interest on any Senior Note or Senior Subordinated Note; (d) impair the right to institute suit for the enforcement of any such payment on any Senior Note or Senior Subordinated Note on or after the Stated Maturity thereof (or date of redemption); (e) reduce the percentage in principal amount of Outstanding Senior Notes or Outstanding Senior Subordinated Notes of any series, the consent of whose Holders is required for modification or amendment of such Indenture, for waiver of compliance with certain provisions of such Indenture or for waiver of certain defaults or (f) with certain exceptions, modify the above provisions or the sections of the applicable Indenture governing waiver of certain covenants and past defaults. Notwithstanding the foregoing, under certain limited circumstances and only upon the fulfillment of certain conditions, modifications and amendments of the relevant Indenture may be made by the Company and the Trustee without the consent of any Holders of the Senior Notes or Senior Subordinated Notes issued thereunder.

     The Holders of not less than a majority in aggregate principal amount of the Outstanding Senior Notes or Outstanding Senior Subordinated Notes of any series may waive, insofar as that series is concerned, compliance by the Company with certain restrictive provisions of the Indenture under which such Senior Notes or Senior Subordinated Notes were issued. The Holders of not less than a majority in aggregate principal amount of the Outstanding Senior Notes or Outstanding Senior Subordinated Notes of any series may waive any past default under the Indenture under which such Senior Notes or Senior Subordinated Notes were issued with respect to that series except a default in the payment of principal of, or any premium or interest on any Senior Note or Senior Subordinated Note of such series or in respect of a covenant or provision under such Indenture which cannot be modified or amended without the consent of the Holder of each Outstanding Senior Note or Outstanding Senior Subordinated Note of such series affected thereby.

     The Senior Subordinated Indenture may not be amended to alter the subordination of any of the Outstanding Senior Subordinated Notes without the written consent of each holder of Senior Indebtedness then outstanding that would be adversely affected thereby.


Events of Default

     The following will be Events of Default under each Indenture with respect to Senior Notes or Senior Subordinated Notes of any series issued thereunder (unless inapplicable to the particular series, specifically modified or deleted as a term of such series or otherwise modified or deleted in an indenture supplemental to such Indenture): (a) failure to pay principal of or any premium on any Senior Note or Senior Subordinated Note of that series when due, (b) failure for 60 days to pay any interest on any Senior Note or Senior Subordinated Note of that series when due, (c) failure to make any sinking fund payment when and as due by the terms of any Senior Note or Senior Subordinated Note of that series, continued for 60 days, (d) failure to perform any covenant of the Company in the applicable Indenture (other than a covenant that has expressly been included in such Indenture solely for the benefit of series of Senior Notes or Senior Subordinated Notes other than that series), continued for 90 days after written notice has been given by the Trustee or the Holders of at least 33% in principal amount of the Outstanding Senior Notes or Outstanding Senior Subordinated Notes of that series (unless such time period is extended by the Trustee or by the Trustee and the Holders of a principal amount of Senior Notes or Senior Subordinated Notes of that series not less than the principal amount of Senior Notes or Senior Subordinated Notes the Holders of which had given such notice of default; provided, however, that the Trustee, or the Trustee and such Holders, as the case may be, will be deemed to have agreed to such an extension if corrective action is initiated, and is being diligently pursued, by the Company, as further provided in the applicable Indenture), (e) certain events in bankruptcy, insolvency or reorganization and
(f) any other Event of Default provided with respect to Senior Notes or Senior Subordinated Notes of that series. No Event of Default with respect to a particular series of Senior Notes or Senior Subordinated Notes issued under an Indenture necessarily constitutes an Event of Default with respect to any other series of Senior Notes or Senior Subordinated Notes issued thereunder.

     If an Event of Default with respect to Senior Notes or Senior Subordinated Notes of any series at the time Outstanding occurs and is continuing, then the Trustee or the Holders of not less than 33% in principal amount of the Outstanding Senior Notes or Outstanding Senior Subordinated Notes of that series may, by a notice in writing to the Company (and to the Trustee if given by Holders), declare to be immediately due and payable the principal amount (or, if any Senior Notes or Senior Subordinated Notes of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of the series) of all Senior Notes or Senior Subordinated Notes of that series. However, at any time after such a declaration of acceleration with respect to Senior Notes or Senior Subordinated Notes of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee, the Event of Default giving rise to such declaration of acceleration will, without further act, be deemed to have been waived, and such declaration will be deemed to have been rescinded and annulled, if (a) the Company has paid or deposited with the Trustee a sum sufficient to pay all overdue interest on the Senior Notes or Senior Subordinated Notes of such series, the principal of and any premium on the Senior Notes or Senior Subordinated Notes of such series which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such Senior Notes or Senior Subordinated Notes, interest on overdue interest at the rate or rates prescribed therefor in the Senior Notes or Senior Subordinated Notes of such series (to the extent that payment of such interest is lawful), and all amounts due to the Trustee under the applicable Indenture and (b) all Events of Default with respect to the Senior Notes or Senior Subordinated Notes of such series (other than the nonpayment of the principal of the Senior Notes or Senior Subordinated Notes of such series that has become due solely by such declaration of acceleration) have been cured or waived as provided in the applicable Indenture. Reference is made to the Prospectus Supplement relating to any series of Senior Notes or Senior Subordinated

Notes which are Original Issue Discount Securities for the particular provisions relating to acceleration of a portion of the principal amount of such Original Issue Discount Securities upon the occurrence of an Event of Default and the continuation thereof.

     Subject to the provisions of each Indenture relating to the duties of the Trustee in case an Event of Default occurs and is continuing, each Indenture provides that the Trustee will be under no obligation to exercise any of its rights or powers under such Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity. Subject to such provisions for security and indemnification of the Trustee and certain other rights of the Trustee, the Holders of a majority in principal amount of the Outstanding Senior Notes or Outstanding Senior Subordinated Notes of any series have the right to direct the time, method and place of conducting any proceedings for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Senior Notes or Senior Subordinated Notes of that series.

     No Holder of any Senior Note or Senior Subordinated Note of any series will have any right to institute any proceeding with respect to the Indenture under which such Senior Note or Senior Subordinated Note was issued or for any remedy thereunder unless such Holder has previously given to the Trustee written notice of a continuing Event of Default with respect to the Senior Notes or Senior Subordinated Notes of that series and unless the Holders of not less than a majority in principal amount of the Outstanding Senior Notes or Outstanding Senior Subordinated Notes of that series have made such written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee under the applicable Indenture, and the Trustee has not received from the Holders of a majority in principal amount of the Outstanding Senior Notes or Outstanding Senior Subordinated Notes of that series a direction inconsistent with such request and has failed to institute such proceeding within 60 days after receipt of such notice and offer of indemnity. Notwithstanding the foregoing, the Holder of any Senior Note or Senior Subordinated Note will have an absolute and unconditional right to receive payment of the principal of and any premium and, subject to certain limitations specified in the applicable Indenture, interest on such Senior Note or Senior Subordinated Note on the Stated Maturity thereof (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment.

     The Company is required to furnish annually to the Trustee for each Indenture a statement by certain officers of the Company to the effect that to the best of their knowledge the Company is not in default in the performance and observance of any terms, provisions or conditions of such Indenture or, if there has been such a default, specifying each such default and the status thereof.


Defeasance and Covenant Defeasance

     Unless otherwise provided in the Prospectus Supplement for a series of Senior Notes or Senior Subordinated Notes, the Company may cause itself (subject to the terms of the Indenture under which such Senior Notes or Senior Subordinated Notes were issued) (i) to be discharged from any and all obligations with respect to any Senior Notes or Senior Subordinated Notes or series of Senior Notes or Senior Subordinated Notes (except for certain obligations to register the transfer or exchange of such Senior Notes or Senior Subordinated Notes, to replace such Senior Notes or Senior Subordinated Notes if stolen, lost or mutilated, to maintain paying agencies and to hold money for payment in trust) (Defeasance) and/or (ii) to be released from any covenants expressly established in respect of any Senior Notes or Senior Subordinated Notes or series of Senior Notes or Senior Subordinated Notes (Covenant Defeasance), in either case on and after the date the conditions set forth in such Indenture are satisfied. Such conditions include the deposit with the Trustee, in trust for such purpose, of money and/or U.S. Government Obligations (as such term is defined in the applicable Indenture), which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and any premium and interest on such Senior Notes or Senior Subordinated Notes on the Stated Maturity of such payments or upon redemption, as the case may be, in accordance with the terms of the applicable Indenture and such Senior Notes or Senior Subordinated Notes.

     Defeasance by the Company with respect to any Senior Notes or Senior Subordinated Notes of a series is permitted under certain circumstances under each Indenture notwithstanding the Company's prior Covenant Defeasance with respect to Senior Notes or Senior Subordinated Notes of that series. Following a Defeasance, payment of any of such Senior Notes or Senior Subordinated Notes may not be accelerated because of an Event of Default (as defined in the applicable Indenture). Following a Covenant Defeasance, payment of Senior Notes or Senior Subordinated Notes may not be accelerated under the applicable Indenture by reference to the covenants noted under clause (ii) above. However, if such an acceleration were to occur, the realizable value at the acceleration date of the money and U.S. Government Obligations in the defeasance trust could be less than the principal and interest then due on such Senior Notes or Senior Subordinated Notes, in that the required deposit in the defeasance trust is based upon scheduled cash flows rather than market value, which will vary depending upon interest rates and other factors.

     Under current Federal income tax law, the Defeasance contemplated in the preceding paragraphs would be treated as a taxable exchange of the relevant Senior Notes or Senior Subordinated Notes in which Holders of Senior Notes or Senior Subordinated Notes would recognize gain or loss. In addition, thereafter, the amount, timing and character of amounts that Holders would be required to include in income might be different from that which would be includible in the absence of such Defeasance. Prospective investors are urged to consult their own tax advisors as to the specific consequences of a Defeasance, including the applicability and effect of tax laws other than the Federal income tax law.

     Under current Federal income tax law, unless accompanied by other changes in the terms of the Senior Notes or Senior Subordinated Notes, Covenant Defeasance should not be treated as a taxable exchange.


Subordination of Senior Subordinated Notes

     The Senior Subordinated Indenture provides that, unless otherwise provided in the Prospectus Supplement for a series of Senior Subordinated Notes, the Senior Subordinated Notes of any series will be expressly subordinate in right of payment, to the extent and in the manner set forth in the Senior Subordinated Indenture, to all Senior Indebtedness. The Senior Subordinated Indenture defines "Senior Indebtedness" to mean, with respect to any series of Senior Subordinated Notes, the principal of, and premium, if any, and interest on and any other payment due pursuant to any of the following, whether outstanding at the date of execution of the Senior Subordinated Indenture or thereafter incurred, created or assumed: (a) all indebtedness of the Company evidenced by notes, debentures, bonds or other securities sold by the Company for money or other obligations for money borrowed, (b) all indebtedness of others of the kinds described in the preceding clause (i) assumed by or guaranteed in any manner by the Company or (ii) in effect guaranteed by the Company through an agreement to purchase, contingent or otherwise, and (c) all renewals, extensions or refundings of indebtedness of the kinds described in either of the preceding clauses (a) and (b) unless, in the case of any particular indebtedness, renewal, extension or refunding, the instrument creating or evidencing the same or the assumption or guarantee of the same expressly provides that such indebtedness, renewal, extension or refunding is not superior in right of payment to or is pari passu with or subordinate to such Senior Subordinated Notes.

     In the event, with certain exceptions specified in the Indenture, (a) of any payment by, or distribution of assets of, the Company to creditors upon any dissolution, winding up, liquidation or reorganization of the Company, whether in bankruptcy, insolvency or other proceedings, or (b) that (i) a default (continuing beyond any period of grace) shall have occurred and be continuing with respect to the payment of principal, interest or any other monetary amounts due and payable on any Senior Indebtedness or (ii) the maturity of any Senior Indebtedness shall have been accelerated because of a default with respect to such Senior Indebtedness, then the Holders of all Senior Indebtedness shall first be entitled to receive payment, in the case of (a) above, of all amounts due or to become due upon all Senior Indebtedness, and, in the case of (b) above, of all amounts due thereon, or provision shall be made for such payment in money or money's worth, before the Holders of the Senior Subordinated Notes are entitled to receive a payment on account of the principal of or premium, if any, or interest on such Senior Subordinated Notes.


     On December 31, 1997, approximately $4.0 billion of Senior Indebtedness was outstanding. The Senior Subordinated Indenture does not restrict the amount of Senior Indebtedness that the Company may incur.


                            CONCERNING THE TRUSTEE

     The Chase Manhattan Bank is the Trustee under the Mortgage and each of the Indentures. The Chase Manhattan Bank is also the trustee under the Company's Indenture dated as of April 1, 1988 and its Subordinated Note Indenture, dated as of August 1, 1995. The Chase Manhattan Bank is the agent for the Company's $500 million credit facility, under which its commitment is $46 million.

     The occurrence of a default under the Mortgage, the Senior Subordinated Indenture, the Senior Indenture with respect to one or more series of Debt Securities could create a conflicting interest for the Trustee under the Trust Indenture Act of 1939, as amended (the 1939 Act). If such default has not been cured or waived within 90 days after the Trustee has or acquires a conflicting interest, the Trustee generally would be required by the 1939 Act to eliminate such conflicting interest or resign as Trustee with respect to the Debt Securities issued under the Mortgage, the Senior Indenture or the Senior Subordinated Indenture. In the event of the Trustee's resignation, the Company shall promptly appoint a successor Trustee with respect to the affected securities.

                             PLAN OF DISTRIBUTION

     The Offered Securities may be sold (a) through underwriters or dealers,
(b) directly to a limited number of purchasers or to a single purchaser or (c) through agents.

     The Prospectus Supplement will set forth the manner and terms of the offering of the related Offered Securities, including the name or names of any underwriters, dealers or agents, the purchase price or prices of the Offered Securities, the proceeds to the Company from the sale of the Offered Securities, any initial public offering price, any underwriting discount or commission and any discounts, concessions or commissions allowed or reallowed or paid by any underwriter to other dealers. Any initial public offering price and any discounts, concessions or commissions allowed or reallowed or paid to dealers may be changed from time to time. Unless otherwise indicated in the Prospectus Supplement, any agent will be acting on a best efforts basis for the period of its appointment.

     The Company may agree to indemnify the underwriters, dealers and agents named in a Prospectus Supplement against certain liabilities, including liabilities under the Securities Act.

     Unless otherwise set forth in the Prospectus Supplement, the obligations of any underwriter or underwriters to purchase the related Offered Securities will be subject to certain conditions precedent and such underwriter or underwriters with respect to the sale of such Offered Securities will be obligated to purchase all of such Offered Securities if any are purchased.

     The Prospectus Supplement will set forth any planned listing of the related Offered Securities on a national securities exchange and indicates whether any underwriters, dealers or agents intend to make a market in the Offered Securities as permitted by applicable laws and regulations. No assurance can be given as to the liquidity of or the trading market for the Offered Securities.


                                    EXPERTS

     The financial statements included in the Company's Annual Report on Form 10-K, which is incorporated in this Prospectus by reference, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report in such Form 10-K. Such financial statements have been so incorporated in reliance upon the report of Deloitte & Touche LLP, also incorporated herein by reference, which report is given upon their authority as experts in accounting and auditing.

     Legal conclusions relating to the Company's franchises and title to its properties in the Company's Annual Report on Form 10-K and legal conclusions under Description of the Bonds and Description of the Senior Notes and Senior Subordinated Notes, including limitations upon the Company's issuance of bonds, have been reviewed by Hunton & Williams, Richmond, Virginia, except that, with respect to the Bonds, insofar as matters relating to title to properties are governed by the laws of West Virginia, they have been reviewed by Jackson & Kelly, Charleston, West Virginia. The statements are included on the authority of such firms, respectively, as experts.


                                LEGAL OPINIONS

     Certain legal matters in connection with the Debt Securities will be passed on for the Company by Hunton & Williams, Richmond, Virginia and, as to West Virginia law in connection with the Bonds, by Jackson & Kelly, Charleston, West Virginia, and for any underwriters, dealers or agents, by McGuire, Woods, Battle & Boothe LLP, Richmond, Virginia, which also performs certain legal services for Dominion Resources and its affiliates on other matters.

                                   PART II.


                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. Other Expenses of Issuance and Distribution (Estimated):

      SEC Filing Fee* ...............................    $129,311
      Trustee Fees ..................................      45,000
      Printing and Engraving Costs ..................      70,000
      Legal Fees and Expenses .......................      60,000
      Accounting Fees ...............................      30,000
      Recording Taxes, Fees, and Expenses** .........      75,000
      Rating Agency Fees ............................      80,000
      Miscellaneous .................................      10,000
                                                         --------
        Total .......................................    $499,311

---------
* Actual. The appropriate registration fees were paid in connection with File No. 33-59581 and are being carried forward pursuant to Rule 429.

** Applicable to issuance of Bonds only


ITEM 15. Indemnification of Directors and Officers.

     Article VI of the registrant's Restated Articles of Incorporation, as amended, provides that the registrant shall indemnify its directors and officers to the fullest extent permitted by law. Article 10, Chapter 9, Title
13.1 of the Code of Virginia of 1950, as amended, permits indemnification of directors and officers but does not permit indemnification against willful misconduct or a knowing violation of the criminal law. The registrant maintains director and officer liability insurance protecting the registrant's directors and officers against certain claims resulting from their service in such capacities, and the registrant from the liability assumed by it in accordance with Article VI of its Restated Articles of Incorporation, as amended. The current policy covers all occurrences during the period ending September 1, 1999, and is expected to be renewed in the ordinary course of business. In general, the policy provides coverage for any misstatement, misleading statement, act, omission, neglect or breach of duty committed or attempted by a director or officer, but excludes, among other things, acts of deliberate dishonesty and acts for personal profit or advantage to which the director or officer was not entitled.


ITEM 16. Exhibits.

     Exhibits filed herewith:



    EXHIBIT
    NUMBER
--------------
   1(i)        Form of Underwriting Agreement relating to the Bonds.
   1(ii)       Form of Underwriting Agreement relating to the Senior Notes.
   1(iii)      Form of Underwriting Agreement relating to the Senior Subordinated Notes.
   1(iv)       Form of Calculation Agent Agreement relating to the Senior Notes.
   1(v)        Form of Calculation Agent Agreement relating to the Senior Subordinated Notes.
   4(i)        Form of Supplemental Indenture from registrant to The Chase Manhattan Bank relating to the Bonds.
   4(ii)       Form of Senior Indenture from registrant to The Chase Manhattan Bank relating to the Senior Notes.
   4(iii)      Form of Senior Subordinated Indenture from registrant to The Chase Manhattan Bank relating to the Senior
               Subordinated Notes.
   5           Opinion of Hunton & Williams.
  12           Computation of Ratio of Earnings to Fixed Charges.
  23(i)        Consent of Hunton & Williams (included in Exhibit 5).
  23(ii)       Consent of Jackson & Kelly.
  23(iii)      Consent of Deloitte & Touche LLP.
  24           Power of Attorney (included herein).
  25(i)        Statement of Eligibility of the Trustee on Form T-1 of The Chase Manhattan Bank relating to the Bonds.
  25(ii)       Statement of Eligibility of the Trustee on Form T-1 of The Chase Manhattan Bank relating to the Senior
               Notes.
  25(iii)      Statement of Eligibility of the Trustee on Form T-1 of The Chase Manhattan Bank relating to the Senior
               Subordinated Notes.

     Exhibits incorporated herein by reference:


  4(iv)        Indenture of Mortgage of the Company, dated November 1, 1935, as supplemented and modified by fifty-eight
               Supplemental Indentures (Exhibit 4(ii), Form 10-K for the fiscal year ended December 31, 1985, File No.
               1-2255, incorporated by reference); Fifty-Ninth Supplemental Indenture (Exhibit 4(ii), Form 10-Q for the
               quarter ended March 31, 1986, File No. 1-2255, incorporated by reference); Sixtieth Supplemental Indenture
               (Exhibit 4(ii), Form 10-Q for the quarter ended September 30, 1986, File No. 1-2255, incorporated by reference); Sixty-First Supplemental Indenture (Exhibit 4(ii), Form 8-K, dated June 2, 1987, File No. 1-2255, incorporated by reference); Sixty-Second Supplemental Indenture (Exhibit 4(i), Form 8-K, dated November 3,
               1987, File No. 1-2255, incorporated by reference); Sixty-Third Supplemental Indenture (Exhibit 4(i), Form
               8-K, dated June 8, 1988, File No. 1-2255, incorporated by reference); Sixty-Fourth Supplemental Indenture
               (Exhibit 4(i), Form 8-K, dated February 8, 1989, File No. 1-2255, incorporated by reference); Sixty-Fifth
               Supplemental Indenture (Exhibit 4(i), Form 8-K, dated June 22, 1989, File No. 1-2255, incorporated by reference); Sixty-Sixth Supplemental Indenture (Exhibit 4(i), Form 8-K, dated February 27, 1990, File No.
               1-2255, incorporated by reference); Sixty-Seventh Supplemental Indenture (Exhibit 4(i), Form 8-K, dated
               April 2, 1991, File No. 1-2255, incorporated by reference); Sixty-Eighth Supplemental Indenture (Exhibit
               4(i)), Sixty-Ninth Supplemental Indenture (Exhibit 4(ii)) and Seventieth Supplemental Indenture (Exhibit 4(iii),
               Form 8-K, dated February 25, 1992, File No. 1-2255, incorporated by reference); Seventy-First Supplemental
               Indenture (Exhibit 4(i)) and Seventy-Second Supplemental Indenture (Exhibit 4(ii), Form 8-K, dated July 7,
               1992, File No. 1-2255, incorporated by reference); Seventy-Third Supplemental Indenture (Exhibit 4(i), Form
               8-K, dated August 6, 1992, File No. 1-2255, incorporated by reference); Seventy-Fourth Supplemental
               Indenture (Exhibit 4(i), Form 8-K, dated February 10, 1993, File No. 1-2255, incorporated by reference);
               Seventy-Fifth Supplemental Indenture (Exhibit 4(i), Form 8-K, dated April 6, 1993, File No. 1-2255, incorporated by reference); Seventy-Sixth Supplemental Indenture (Exhibit 4(i), Form 8-K, dated April 21,
               1993, File No. 1-2255, incorporated by reference); Seventy-Seventh Supplemental Indenture (Exhibit 4(i),
               Form 8-K, dated June 8, 1993, File No. 1-2255, incorporated by reference); Seventy-Eighth Supplemental
               Indenture (Exhibit 4(i), Form 8-K, dated August 10, 1993, File No. 1-2255, incorporated by reference);
               Seventy-Ninth Supplemental Indenture (Exhibit 4(i), Form 8-K, dated August 10, 1993, File No. 1-2255, incorporated by reference); Eightieth Supplemental Indenture (Exhibit 4(i), Form 8-K, dated October 12, 1993,
               File No. 1-2255, incorporated by reference); Eighty-First Supplemental Indenture (Exhibit 4(iii), Form 10-K
               for the fiscal year ended December 31, 1993, File No. 1-2255, incorporated by reference); Eighty-Second
               Supplemental Indenture (Exhibit 4(i), Form 8-K, dated January 18, 1994, File No. 1-2255, incorporated by reference); Eighty-Third Supplemental Indenture (Exhibit 4(i), Form 8-K, dated October 19, 1994, File No.
               1-2255, incorporated by reference); Eighty-Fourth Supplemental Indenture (Exhibit 4(i), Form 8-K, dated
               March 22, 1995, File No. 1-2255, incorporated by reference; and Eighty-Fifth Supplemental Indenture (Exhibit
               4(i), Form 8-K, dated February 20, 1997, File No. 1-2255, incorporated by reference).

ITEM 17. Undertakings.

     (a) The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that the undertakings set forth in paragraphs (i) and
      (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of Regulation S-X at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Form F-3.

     (b) The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the indemnification provisions described in Item 15 above or in contractual arrangements pursuant thereto, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on form S-3 and has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond and Commonwealth of Virginia, on the 27th day of February, 1998.

Dated: February 27, 1998VIRGINIA ELECTRIC AND POWER COMPANY


                                               By  /s/ Thos. E. Capps
                                                  -----------------------------
                                                         (Thos. E. Capps,
                                                          Chairman of the
                                                          Board of Directors)



                               POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on February 27, 1998 in the capacities indicated. Each person below hereby constitutes and appoints each Agent for Service named in this Registration Statement, his or her true and lawful attorney and agent, to do any and all acts and execute any and all instruments for him or her in his or her name in the capacity indicated below, which said attorneys and agents, or any of them, may deem necessary or advisable to enable Virginia Electric and Power Company to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign amendments (including post-effective amendments) and any related Registration Statement, or amendment thereto, filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended.



              Signature                               Title
------------------------------------- ------------------------------------
/s/  THOS. E. CAPPS                   Chairman of the Board of Directors
------------------------------------- and Director
           Thos. E. Capps

/s/  JOHN B. ADAMS, JR.               Director
-------------------------------------
              John B. Adams, Jr.

/s/  NORMAN ASKEW                     President (Chief Executive Officer)
--------------------------------------and Director
            Norman Askew

/s/  JOHN B. BERNHARDT                Director
-------------------------------------
              John B. Bernhardt

/s/  JAMES F. BETTS                   Director
-------------------------------------
           James F. Betts

                                      Director
-------------------------------------
            Jean E. Clary

/s/  JOHN W. HARRIS                   Director
-------------------------------------
           John W. Harris

/s/  BENJAMIN J. LAMBERT, III         Director
-------------------------------------
          Benjamin J. Lambert, III

             Signature                                Title
---------------------------------- ------------------------------------------
/s/  RICHARD L. LEATHERWOOD        Director
----------------------------------
          Richard L. Leatherwood

/s/  HARVEY L. LINDSAY, JR.        Director
----------------------------------
      Harvey L. Lindsay, Jr.

/s/  KENNETH A. RANDALL            DIRECTOR
----------------------------------
        KENNETH A. RANDALL

/S/  WILLIAM T. ROOS               Director
----------------------------------
          William T. Roos

                                   Director
----------------------------------
          Frank S. Royal

/s/  JUDITH WARRICK SACK           Director
----------------------------------
        Judith Warrick Sack

/s/  S. DALLAS SIMMONS             Director
----------------------------------
         S. Dallas Simmons

/s/  ROBERT H. SPILMAN             Director
----------------------------------
         Robert H. Spilman

/s/  WILLIAM G. THOMAS             Director
----------------------------------
         William G. Thomas

/s/  DAVID A. WOLLARD              Director
----------------------------------
         David A. Wollard

/s/  M.S. BOLTON, JR.              Controller (Principal Accounting Officer)
----------------------------------
         M. S. Bolton, Jr.